UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

Anavex Life Sciences Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	98-0608404
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Amendment of Registration Rights Agreement and Convertible Debentures

Effective August 25, 2014, Anavex Life Sciences Corp., a Nevada corporation (the “Company”), amended a Registration Rights Agreement (the “RRA”) to eliminate all provisions regarding liquidated damages and/or the accrual of damages with respect to obligations of, and rights enforceable against, the Company (collectively, the “Amendments”). The RRA was initially entered into on March 13, 2014 by and between the Company and the investors signatory thereto (collectively, the “Investors”), as reported in the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2014.

The Amendments were effected pursuant to the Company entering into an Amendment No. 1 to Registration Rights Agreement with the requisite amount of Investors required to amend the RRA, a copy of the form of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by reference.

In connection with the Amendments to the RRA, the Company agreed to adjust the fixed conversion price of the Investors’ remaining outstanding Senior Convertible Debentures to $0.25 per share.

Item 9.01     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Form of Amendment No. 1 to Registration Rights Agreement	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: President and Chief Executive Officer

Date: August 25, 2014